UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

AeroGrow International, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-33531	46-0510685
(Commission File Number)	(IRS Employee Identification No.)

5405 Spine Rd, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 444-7755

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AERO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 2, 2020, AeroGrow International, Inc. (the “Company”) entered into a non-binding Letter of Intent (“LOI”) with The Scotts Miracle-Gro Company (“Scotts”). The LOI set forth the terms for a transaction in which Scotts would acquire all of the outstanding shares of Common Stock it does not currently own, subject to the satisfaction of various customary conditions. The LOI provides that the transaction would be structured as a merger pursuant to which the shareholders of AeroGrow other than Scotts would receive consideration of $3.00 per share in cash.

The LOI was approved by the AeroGrow Board of Directors after a recommendation from the Special Committee of the Board consisting of the independent directors.  The Special Committee made the recommendation after consultation with Stifel, which has acted as the financial advisor to the Special Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibits.  The following exhibit is furnished with this Form 8-K:

Exhibit Number	Description

99.1	Letter of Intent executed October 2, 2020

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.
(Registrant)

Date: October 8, 2020	By:	/s/ Grey H. Gibbs
Grey H. Gibbs Principal Accounting Officer